Exhibit 99.1

Final as of November 27, 2017

Most Confidential

Shell Midstream Partners, L.P. Agrees to Acquire Additional Assets from Shell

HOUSTON, November 28, 2017 – Shell Midstream Partners, L.P. (NYSE: SHLX) entered into a purchase and sale agreement to acquire from wholly owned subsidiaries of Shell a 100% interest in five products terminals and partial interest in two Gulf of Mexico corridor pipelines and in two strategic onshore pipelines for $825 million.

The acquisition price reflects an approximate 7.9 times multiple of the assets’ forecasted 2018 adjusted earnings before interest, taxes, depreciation and amortization and is expected to be immediately accretive to unitholders. Shell Midstream Partners intends to fund the acquisition with borrowings under new and existing credit facilities. The acquisition is expected to close on or around December 1, 2017, subject to customary closing conditions.

Highlights of the assets to be acquired:

•	A 100% interest in Triton West LLC which owns the Anacortes, Colex, Des Plaines, Portland, and Seattle products terminals. The terminals are strategically located with take-or-pay contracts with wholly owned subsidiaries of Shell. Each contract has an initial term of 10 years with options to extend up to 20 years. The acquisition of the products terminals builds upon Shell Midstream Partners’ strategy to access assets across Shell’s broad asset base.

•	A 22.9% interest in Mars Oil Pipeline Company LLC (Mars) and a 22% interest in Odyssey Pipeline LLC (Odyssey). Both Mars and Odyssey serve high growth areas of the Gulf of Mexico. Following the closing of the transaction, Shell Midstream Partners will own 71.5% of Mars and 71% of Odyssey.

•	A 10% interest in Explorer Pipeline Company (Explorer) and a 41.48% interest in LOCAP LLC (LOCAP). Explorer owns a 1,830-mile products pipeline extending from Gulf Coast refineries to the upper Midwest. LOCAP owns a 55-mile common carrier crude pipeline from the LOOP Clovelly Salt Dome facility to the active trading hub of St. James, Louisiana.

The terms of the acquisition were approved by the conflicts committee of the Board of Directors of the General Partner of Shell Midstream Partners, which is comprised entirely of independent directors. This committee was advised by Tudor, Pickering, Holt & Co. as to financial matters and Akin Gump Strauss Hauer & Feld LLP as to legal matters.

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ABOUT SHELL MIDSTREAM PARTNERS, L.P.

Shell Midstream Partners, headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell plc to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners’ assets consist of interests in entities that own crude oil and refined products pipelines serving as key infrastructure to transport onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and to deliver refined products from those markets to major demand centers, as well as interests in entities that own natural gas and refinery gas pipelines which transport offshore natural gas to market hubs and deliver refinery gas from refineries and plants to chemical sites along the Gulf Coast.

For more information on Shell Midstream Partners and the assets owned by the partnership, please visit www.shellmidstreampartners.com.

INQUIRIES:

Investor Relations: +1 (832) 337-2034

Media Relations: +1 (832) 337-4355

Final as of November 27, 2017

Most Confidential

FORWARD LOOKING STATEMENTS

This press release includes various “forward-looking statements.” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements relating to expected EBITDA, future cash flows and future growth, financing of the transaction, closing of the transaction, and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. These statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of acquisitions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, November 28, 2017 and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by the information in our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

NON-GAAP FINANCIAL MEASURES

This press release includes the term Adjusted EBITDA. We believe that the presentation of Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

Final as of November 27, 2017

Most Confidential

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The GAAP measure most directly comparable to Adjusted EBITDA is net income. This non-GAAP measure should not be considered as an alternative to GAAP net income. Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income. It should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

November 28, 2017